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                                                                    EXHIBIT 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Haverty Furniture Companies, Inc. of our report dated February 6, 2004, included in the 2003 Annual Report to Stockholders of Haverty Furniture Companies, Inc.

Our audits also included the financial statement schedule of Haverty Furniture Companies, Inc. listed in Item 15(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-53215 and 333-66012) pertaining to the 1998 Stock Option Plan of Haverty Furniture Companies, Inc., the Registration Statement (Form S-8 No. 33-53607) pertaining to the 1993 Non-Qualified Stock Option Plan of Haverty Furniture Companies, Inc., and the Registration Statements (Form S-8 Nos. 33-45724 and 333-66010) pertaining to the Employee Stock Purchase Plan of Haverty Furniture Companies, Inc. of our report dated February 6, 2004, with respect to the consolidated financial statements and schedule of Haverty Furniture Companies, Inc. incorporated by reference or included in the Annual Report (Form 10-K) for the year ended December 31, 2003.

                                            /s/ Ernst & Young LLP

March 9, 2004
Atlanta, Georgia